UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 25, 2017
___________
VIPER ENERGY PARTNERS LP
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36505 (Commission File Number)	46-5001985 (I.R.S. Employer Identification Number)
500 West Texas Suite 1200 Midland, Texas (Address of principal executive offices)		79701 (Zip code)
(432) 221-7400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2017, the Board of Directors of Viper Energy Partners GP LLC (the “Board”), the general partner (the “General Partner”) of Viper Energy Partners LP (the “Partnership”), approved certain changes to the cash and equity compensation of the Board’s non-employee directors as described in more detail below. This revised compensation program was approved effective as of July 1, 2017 (the “Effective Date”).

Cash Compensation

As of the Effective Date, the Board eliminated the fees payable to directors of the General Partner for each meeting of the Board or its committees attended in person or telephonically and increased the annual cash retainer for non-employee directors of the General Partner from $47,500 to $60,000. The Board left unchanged the annual retainers for the chairperson of each of the Board’s committees and each non-chair committee member, which are currently set at $15,000 for the chairperson and $10,000 for each other member of the audit committee and at $10,000 for the chairperson and $5,000 for each other member of each other committee. Consistent with prior practice, cash compensation is payable to non-employee directors of the General Partner in quarterly installments.

Equity Compensation

The Board also revised the annual equity compensation of the non-employee directors of the General Partner granted to them under the Partnership’s equity incentive plan, setting the value of such annual equity compensation, granted to non-employee directors in phantom units, at $100,000, based on the average closing price per common unit of the Partnership on The NASDAQ Global Select Market for the five trading days immediately preceding the date of grant. The annual grant of phantom units will be made to non-employee directors at the close of business on the first business day occurring on or immediately following July 10 of each year, except that the 2017 phantom unit grant was made on July 25, 2017, based on the average closing price per common unit of the Partnership for the five trading days immediately preceding the Effective Date. The Board also adjusted the vesting schedule for the annual equity grant from vesting in three substantially equal annual installments beginning on the date of grant to vesting in full on the first anniversary of the date of grant, subject to the continuous service requirement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPER ENERGY PARTNERS LP

		By:	Viper Energy Partners GP LLC, its general partner
Date:	July 31, 2017

		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary